Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 20, 2017		574-235-2000

Record First Quarter Earnings at 1st Source Corporation,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income improved to $16.21 million, 17.28% over the first quarter of 2016 and diluted net income per common share improved to $0.62 from the prior year's quarter of $0.53.

•	Return on average assets of 1.21% and return on average common shareholders' equity of 9.61%.

•	Net recoveries of $0.58 million and nonperforming assets to loans and leases of 0.63%.

•	Average loans and leases grew $178.80 million or 4.46% from the first quarter of 2016.

•	Average deposits grew $145.69 million or 3.51% from the first quarter of 2016.

•	Net interest income increased $2.44 million or 5.90% from the first quarter of 2016.

•	Noninterest income increased $1.68 million or 7.77% from the first quarter of 2016 (increased 6.66% excluding leased equipment depreciation).

•	Noninterest expenses increased slightly from the first quarter of 2016 (decreased slightly excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $16.21 million for the first quarter of 2017, an increase of 17.28% compared to $13.82 million reported in the first quarter a year ago. The net income comparison was positively impacted by gains of $1.29 million on the sale of investment securities available-for-sale, mortgage backed security prepayments of $0.45 million and gains on the sale of fixed assets of $0.20 million. These positives were partially offset by the writedown of fixed assets of $0.41 million and a contribution expense of $0.50 million to the 1st Source Foundation.
Diluted net income per common share for the first quarter of 2017 was also a record high at $0.62, versus $0.53 in the first quarter of 2016.
At its April 2017 meeting, the Board of Directors approved an increase in cash dividend to $0.19 per common share. This is an increase of 5.56% over the $0.18 per common share in the prior quarter. The cash dividend is payable to shareholders of record on May 2, 2017 and will be paid on May 12, 2017.
According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a solid first quarter. Credit quality remained stable while we managed an increase in our net interest margin. We have maintained noninterest expenses at a level similar to the same quarter a year ago while seeing an increase in both net interest income and noninterest income.”

“During the quarter, we razed our outdated facility on North Calumet Avenue in Valparaiso, Indiana, and broke ground on a new banking center at the same location. We look forward to completing construction and continuing to grow in this market for many years. We also announced the closing of three other facilities in markets well served by other nearby 1st Source banking centers. In addition, we announced the opening of our new Sarasota banking center to serve our clients who move to Florida and wish to continue their strong personal and business relationships with the Bank. This is especially true with our wealth advisory and private banking clients.”
“It is important to note that our first quarter was positively impacted from the sale of securities the Bank has held for quite some time and from favorable credit trends, including recoveries, when compared to the first quarter of 2016.”
“As always, we will continue to help our clients achieve security, build wealth and realize their dreams,” Mr. Murphy concluded.

FIRST QUARTER 2017 FINANCIAL RESULTS
Loans
Average loans and leases of $4.19 billion increased $178.80 million, or 4.46% in the first quarter of 2017 from the year ago quarter and have increased $37.32 million from the fourth quarter.
Deposits
Average deposits of $4.30 billion grew $145.69 million, or 3.51% for the quarter ended March 31, 2017 from the year ago quarter and have decreased $103.26 million, or 2.35% compared to the fourth quarter.
Net Interest Income and Net Interest Margin
First quarter 2017 net interest income of $43.73 million increased $2.44 million, or 5.90% from the first quarter a year ago and increased slightly from the fourth quarter.
First quarter 2017 net interest margin was 3.49%, an improvement of 8 basis points from the 3.41% for the same period in 2016 and increased 10 basis points from the 3.39% in the fourth quarter. First quarter 2017 net interest margin on a fully tax-equivalent basis was 3.53%, an increase of 8 basis points from the 3.45% for the same period in 2016 and improved 11 basis points from the 3.42% in the fourth quarter.
Noninterest Income
Noninterest income for the first quarter of 2017 was $23.31 million, up $1.68 million, or 7.77% from the year ago quarter, and up $0.95 million, or 4.25% from the fourth quarter. The growth in noninterest income during the first quarter from the same quarter a year ago was mainly due to gains on the sale of available-for-sale equity securities, higher equipment rental income related to an increase in the average equipment rental portfolio and increased trust and wealth advisory fees, which was offset by reduced partnership gains, resulting from the partial liquidation of an investment during the first quarter of 2016, lower monogram fund income and decreased customer swap fees. The rise in noninterest income from the fourth quarter was primarily as a result of the receipt of insurance contingent commissions, gains on the sale of available-for-sale equity securities, and higher equipment rental income related to an increase in the average equipment rental portfolio.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2017 was $41.12 million, up $0.41 million, or 1.02% over the comparable period a year ago and down $0.64 million, or 1.54% from the fourth quarter. Excluding depreciation on leased equipment, noninterest expenses were down slightly for the quarter ended March 31, 2017. The increase in noninterest expense from the same quarter a year ago was primarily due to charitable contributions, higher depreciation on leased equipment, and increased loan and lease collection and repossession expenses and the writedown of fixed assets, offset by reduced residential mortgage foreclosure expenses, lower FDIC insurance assessments, decreased professional fees and gains on the sale of fixed assets. The reduction in noninterest expense from the fourth quarter of 2016 was due to a decrease in group insurance claims, reduced professional consulting fees, gains on the sale of fixed assets and lower furniture and equipment expense, offset by the writedown of fixed assets and a loss on the sale of a repossessed asset.
Credit
The reserve for loan and lease losses as of March 31, 2017 was 2.13% of total loans and leases compared to 2.11% at December 31, 2016 and 2.21% at March 31, 2016. Net recoveries of $0.58 million were recorded for the first quarter of 2017 compared with net recoveries of $0.21 million in the same quarter a year ago and down from the $1.10 million of net charge-offs in the fourth quarter.
The ratio of nonperforming assets to loans and leases was 0.63% as of March 31, 2017, comparable to the 0.51% on March 31, 2016 and the 0.70% on December 31, 2016.
Capital
As of March 31, 2017, the common equity-to-assets ratio was 12.47%, compared to 12.26% at December 31, 2016 and 12.39% a year ago. The tangible common equity-to-tangible assets ratio was 11.11% at March 31, 2017 and 10.89% at December 31, 2016 compared to 10.96% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.69% at March 31, 2017 compared to 12.59% at December 31, 2016 and 12.37% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 82 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2017 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
AVERAGE BALANCES
Assets	$5,437,247	$5,461,990	$5,209,765
Earning assets	5,075,410	5,097,192	4,863,774
Investments	839,283	828,955	794,849
Loans and leases	4,187,231	4,149,913	4,008,435
Deposits	4,298,964	4,402,225	4,153,273
Interest bearing liabilities	3,747,752	3,729,397	3,607,008
Common shareholders’ equity	683,647	675,915	649,597

INCOME STATEMENT DATA
Net interest income	$43,727	$43,383	$41,289
Net interest income - FTE(1)	44,188	43,837	41,750
Provision for loan and lease losses	1,000	742	975
Noninterest income	23,307	22,356	21,627
Noninterest expense	41,119	41,761	40,705
Net income	16,206	15,225	13,818

PER SHARE DATA
Basic net income per common share	$0.62	$0.58	$0.53
Diluted net income per common share	0.62	0.58	0.53
Common cash dividends declared	0.18	0.18	0.18
Book value per common share	26.46	26.00	25.14
Tangible book value per common share(1)	23.22	22.75	21.87
Market value - High	49.11	45.61	33.50
Market value - Low	42.15	33.27	27.01
Basic weighted average common shares outstanding	25,903,397	25,873,552	25,923,530
Diluted weighted average common shares outstanding	25,903,397	25,873,552	25,923,530

KEY RATIOS
Return on average assets	1.21%	1.11%	1.07%
Return on average common shareholders’ equity	9.61	8.96	8.56
Average common shareholders’ equity to average assets	12.57	12.37	12.47
End of period tangible common equity to tangible assets(1)	11.11	10.89	10.96
Risk-based capital - Common Equity Tier 1(2)	12.69	12.59	12.37
Risk-based capital - Tier 1(2)	13.88	13.80	13.63
Risk-based capital - Total(2)	15.18	15.12	14.94
Net interest margin	3.49	3.39	3.41
Net interest margin - FTE(1)	3.53	3.42	3.45
Efficiency ratio: expense to revenue	61.34	63.53	64.70
Efficiency ratio: expense to revenue - adjusted(1)	57.81	59.87	62.28
Net charge offs to average loans and leases	(0.06)	0.11	(0.02)
Loan and lease loss reserve to loans and leases	2.13	2.11	2.21
Nonperforming assets to loans and leases	0.63	0.70	0.51

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
END OF PERIOD BALANCES
Assets	$5,501,526	$5,486,268	$5,447,911	$5,379,938	$5,245,610
Loans and leases	4,234,862	4,188,071	4,179,417	4,152,763	4,031,975
Deposits	4,336,976	4,333,760	4,377,038	4,325,084	4,225,148
Reserve for loan and lease losses	90,118	88,543	88,897	91,458	89,296
Goodwill and intangible assets	83,960	84,102	84,244	84,386	84,530
Common shareholders’ equity	685,934	672,650	670,259	661,756	649,973

ASSET QUALITY
Loans and leases past due 90 days or more	$344	$416	$611	$275	$728
Nonaccrual loans and leases	18,090	19,907	19,922	12,579	12,982
Other real estate	916	704	551	452	330
Repossessions	8,121	9,373	8,089	7,619	7,201
Equipment owned under operating leases	27	34	43	107	113
Total nonperforming assets	$27,498	$30,434	$29,216	$21,032	$21,354
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
ASSETS
Cash and due from banks	$58,429	$58,578	$65,724	$52,373
Federal funds sold and interest bearing deposits with other banks	33,687	49,726	30,100	32,854
Investment securities available-for-sale	836,682	850,467	828,615	801,950
Other investments	22,458	22,458	22,458	21,973
Mortgages held for sale	8,409	15,849	19,986	11,999
Loans and leases, net of unearned discount:
Commercial and agricultural	843,757	812,264	786,167	749,024
Auto and light truck	430,489	411,764	400,809	428,455
Medium and heavy duty truck	290,167	294,790	271,478	272,917
Aircraft	783,523	802,414	836,977	783,844
Construction equipment	512,545	495,925	498,086	467,782
Commercial real estate	723,623	719,170	744,972	716,610
Residential real estate and home equity	522,772	521,931	512,597	491,425
Consumer	127,986	129,813	128,331	121,918
Total loans and leases	4,234,862	4,188,071	4,179,417	4,031,975
Reserve for loan and lease losses	(90,118)	(88,543)	(88,897)	(89,296)
Net loans and leases	4,144,744	4,099,528	4,090,520	3,942,679
Equipment owned under operating leases, net	127,323	118,793	117,883	110,412
Net premises and equipment	55,167	56,708	54,654	54,139
Goodwill and intangible assets	83,960	84,102	84,244	84,530
Accrued income and other assets	130,667	130,059	133,727	132,701
Total assets	$5,501,526	$5,486,268	$5,447,911	$5,245,610

LIABILITIES
Deposits:
Noninterest-bearing demand	$966,903	$991,256	$992,776	$926,379
Interest-bearing deposits:
Interest-bearing demand	1,418,395	1,471,526	1,417,692	1,307,142
Savings	839,257	814,326	799,891	783,412
Time	1,112,421	1,056,652	1,166,679	1,208,215
Total interest-bearing deposits	3,370,073	3,342,504	3,384,262	3,298,769
Total deposits	4,336,976	4,333,760	4,377,038	4,225,148
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	176,079	162,913	167,029	169,820
Other short-term borrowings	103,666	129,030	48,978	12,094
Total short-term borrowings	279,745	291,943	216,007	181,914
Long-term debt and mandatorily redeemable securities	85,479	74,308	64,760	68,837
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	54,628	54,843	61,083	60,974
Total liabilities	4,815,592	4,813,618	4,777,652	4,595,637

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2017, December 31, 2016, September 30, 2016, and March 31, 2016, respectively	436,538	436,538	436,538	436,538
Retained earnings	303,009	290,824	280,335	260,813
Cost of common stock in treasury (2,282,044, 2,329,909, 2,338,581, and 2,356,417 shares at March 31, 2017, December 31, 2016, September 30, 2016, and March 31, 2016, respectively)	(54,940)	(56,056)	(56,262)	(56,677)
Accumulated other comprehensive income	1,327	1,344	9,648	9,299
Total shareholders’ equity	685,934	672,650	670,259	649,973
Total liabilities and shareholders’ equity	$5,501,526	$5,486,268	$5,447,911	$5,245,610

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Interest income:
Loans and leases	$44,884	$44,407	$42,736
Investment securities, taxable	3,514	3,273	3,080
Investment securities, tax-exempt	683	679	692
Other	291	365	291
Total interest income	49,372	48,724	46,799
Interest expense:
Deposits	3,734	3,827	3,771
Short-term borrowings	227	95	161
Subordinated notes	1,055	1,055	1,055
Long-term debt and mandatorily redeemable securities	629	364	523
Total interest expense	5,645	5,341	5,510
Net interest income	43,727	43,383	41,289
Provision for loan and lease losses	1,000	742	975
Net interest income after provision for loan and lease losses	42,727	42,641	40,314
Noninterest income:
Trust and wealth advisory	5,001	4,834	4,623
Service charges on deposit accounts	2,239	2,304	2,107
Debit card	2,750	2,727	2,599
Mortgage banking	947	1,001	1,046
Insurance commissions	1,767	1,367	1,563
Equipment rental	6,832	6,616	6,073
Gains on investment securities available-for-sale	1,285	1,006	10
Other	2,486	2,501	3,606
Total noninterest income	23,307	22,356	21,627
Noninterest expense:
Salaries and employee benefits	21,345	22,156	21,351
Net occupancy	2,594	2,443	2,501
Furniture and equipment	4,793	5,001	4,790
Depreciation - leased equipment	5,680	5,563	5,101
Professional fees	1,077	1,508	1,219
Supplies and communication	1,250	1,106	1,508
FDIC and other insurance	623	710	879
Business development and marketing	1,652	1,668	980
Loan and lease collection and repossession	636	464	427
Other	1,469	1,142	1,949
Total noninterest expense	41,119	41,761	40,705
Income before income taxes	24,915	23,236	21,236
Income tax expense	8,709	8,011	7,418
Net income	$16,206	$15,225	$13,818
Per common share:
Basic net income per common share	$0.62	$0.58	$0.53
Diluted net income per common share	$0.62	$0.58	$0.53
Cash dividends	$0.18	$0.18	$0.18
Basic weighted average common shares outstanding	25,903,397	25,873,552	25,923,530
Diluted weighted average common shares outstanding	25,903,397	25,873,552	25,923,530

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$708,249	$3,514	2.01%	$696,110	$3,273	1.87%	$671,989	$3,080	1.84%
Tax exempt(1)	131,034	994	3.08%	132,845	983	2.94%	122,860	1,013	3.32%
Mortgages held for sale	8,155	81	4.03%	14,615	128	3.48%	9,137	95	4.18%
Loans and leases, net of unearned discount(1)	4,187,231	44,953	4.35%	4,149,913	44,429	4.26%	4,008,435	42,781	4.29%
Other investments	40,741	291	2.90%	103,709	365	1.40%	51,353	291	2.28%
Total earning assets(1)	5,075,410	49,833	3.98%	5,097,192	49,178	3.84%	4,863,774	47,260	3.91%
Cash and due from banks	59,967			62,689			58,851
Reserve for loan and lease losses	(90,222)			(89,618)			(88,845)
Other assets	392,092			391,727			375,985
Total assets	$5,437,247			$5,461,990			$5,209,765

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,345,670	3,734	0.45%	3,406,478	3,827	0.45%	3,254,262	3,771	0.47%
Short-term borrowings	267,823	227	0.34%	189,895	95	0.20%	231,477	161	0.28%
Subordinated notes	58,764	1,055	7.28%	58,764	1,055	7.14%	58,764	1,055	7.22%
Long-term debt and mandatorily redeemable securities	75,495	629	3.38%	74,260	364	1.95%	62,505	523	3.37%
Total interest-bearing liabilities	3,747,752	5,645	0.61%	3,729,397	5,341	0.57%	3,607,008	5,510	0.61%
Noninterest-bearing deposits	953,294			995,747			899,011
Other liabilities	52,554			60,931			54,149
Shareholders’ equity	683,647			675,915			649,597
Total liabilities and shareholders’ equity	$5,437,247			$5,461,990			$5,209,765
Less: Fully tax-equivalent adjustments		(461)			(454)			(461)
Net interest income/margin (GAAP-derived)(1)		$43,727	3.49%		$43,383	3.39%		$41,289	3.41%
Fully tax-equivalent adjustments		461			454			461
Net interest income/margin - FTE(1)		$44,188	3.53%		$43,837	3.42%		$41,750	3.45%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2017	2016	2016
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$49,372	$48,724	$46,799
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	150	150	140
(C)	- Tax exempt investment securities	311	304	321
(D)	Interest income - FTE (A+B+C)	49,833	49,178	47,260
(E)	Interest expense (GAAP)	5,645	5,341	5,510
(F)	Net interest income (GAAP) (A-E)	43,727	43,383	41,289
(G)	Net interest income - FTE (D-E)	44,188	43,837	41,750
(H)	Annualization factor	4.056	3.978	4.022
(I)	Total earning assets	$5,075,410	$5,097,192	$4,863,774
	Net interest margin (GAAP-derived) (F*H)/I	3.49%	3.39%	3.41%
	Net interest margin - FTE (G*H)/I	3.53%	3.42%	3.45%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$43,727	$43,383	$41,289
(G)	Net interest income - FTE	44,188	43,837	41,750
(J)	Plus: noninterest income (GAAP)	23,307	22,356	21,627
(K)	Less: gains/losses on investment securities and partnership investments	(1,314)	(974)	(1,109)
(L)	Less: depreciation - leased equipment	(5,680)	(5,563)	(5,101)
(M)	Total net revenue (GAAP) (F+J)	67,034	65,739	62,916
(N)	Total net revenue - adjusted (G+J–K–L)	60,501	59,656	57,167
(O)	Noninterest expense (GAAP)	41,119	41,761	40,705
(L)	Less:depreciation - leased equipment	(5,680)	(5,563)	(5,101)
(P)	Less: contribution expense limited to gains on investment securities in (K)	(462)	(484)	—
(Q)	Noninterest expense - adjusted (O–L–P)	34,977	35,714	35,604
	Efficiency ratio (GAAP-derived) (O/M)	61.34%	63.53%	64.70%
	Efficiency ratio - adjusted (Q/N)	57.81%	59.87%	62.28%

		End of Period
		March 31,	December 31,	March 31,
		2017	2016	2016
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$685,934	$672,650	$649,973
(S)	Less: goodwill and intangible assets	(83,960)	(84,102)	(84,530)
(T)	Total tangible common shareholders’ equity (R–S)	$601,974	$588,548	$565,443
(U)	Total assets (GAAP)	5,501,526	5,486,268	5,245,610
(S)	Less: goodwill and intangible assets	(83,960)	(84,102)	(84,530)
(V)	Total tangible assets (U–S)	$5,417,566	$5,402,166	$5,161,080
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.47%	12.26%	12.39%
	Tangible common equity-to-tangible assets ratio (T/V)	11.11%	10.89%	10.96%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$685,934	$672,650	$649,973
(W)	Actual common shares outstanding	25,923,630	25,875,765	25,849,257
	Book value per common share (GAAP-derived) (R/W)*1000	$26.46	$26.00	$25.14
	Tangible common book value per share (T/W)*1000	$23.22	$22.75	$21.87

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com